UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 3, 2003

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 9.  Regulation FD Disclosure

LabOne Establishes Earnings Guidance for 2004

LabOne, Inc. (Nasdaq: LABS), announced today its earnings guidance for fiscal year 2004 of $1.40 per diluted share. The guidance follows the review of the Company's budget plan by the board of directors on November 19, 2003, and does not include the impact of any contemplated acquisitions.

Forward-looking Statements

Statements made in this report that are not historical facts are "forward-looking statements," including, but not limited to, projections and statements of future earnings. The Company's future results of operations may differ materially from those expressed in these forward-looking statements. Many factors could cause actual results to differ materially from those that may be expressed or implied in such forward-looking statements, including, but not limited to, the volume, mix and pricing of laboratory tests and other services provided by the Company, competition and the significantly greater financial and other resources available to competitors, the Company's ability to execute its growth strategy which includes acquiring ongoing businesses and entering into strategic alliances, the availability on reasonable terms of acquisition candidates and of additional debt and equity financing to finance acquisitions, the ability of the Company to successfully integrate acquisitions, government reimbursement policies, the loss of one or more significant customers, natural disasters or other interruptions to the Company's ability to provide testing services at its testing facilities, general economic conditions, the cash generated by the Company's operations and from other financing sources, and other factors detailed from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission, including the Cautionary Statement filed as Exhibit 99 to the Company's Annual Report on Form 10-k. Investors are cautioned not to put undue reliance on any forward-looking statement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: December 3, 2003	By /s/ Joseph C. Benage Joseph C. Benage Executive V.P. and Secretary